Exhibit 6

July 28, 2021

Cyxtera Technologies, Inc.

BAC Colonnade Office Towers

2333 Ponce de Leon, Suite 900

Coral Gables, FL 33134

Attention: Victor F. Semah

Email: victor.semah@cyxtera.com

Re:    Amendment to Optional Share Letter Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Letter Agreement, dated as of February 21, 2021 (the “Letter Agreement”), by and among Starboard Value and Opportunity Master Fund Ltd, Starboard Value and Opportunity S LLC, Starboard Value LP, Starboard Value and Opportunity C LP, Starboard Value and Opportunity Master Fund L LP, Starboard X Master Fund Ltd (collectively, the “Purchasers”) and Cyxtera Technologies, Inc. (“Cyxtera”). Capitalized terms used but not defined in this Amendment to the Letter Agreement (this “Amendment”) shall have the meanings assigned to them in the Letter Agreement.

WHEREAS, concurrently with the execution of this Amendment, the Purchasers are entering into that certain Assignment Agreement with SIS Holdings LP (“SIS Holdings”), pursuant to which the Purchasers will assign their rights to receive Optional Shares in an aggregate amount of $37,500,000 (the “Assigned Optional Shares”) to SIS Holdings (the “Assignment Agreement”);

WHEREAS, the Purchasers and Cyxtera desire to amend the Letter Agreement.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchasers and Cyxtera hereby agree as follows:

1.

Pursuant to the Assignment Agreement, the Purchasers are assigning their right to purchase Optional Shares in an aggregate amount of $37,500,000 to SIS Holdings, with the Purchasers continuing to have the right to purchase Optional Shares in an aggregate amount of $37,500,000 under the Optional Share Purchase Agreement (subject to the Letter Agreement, as amended by this Amendment). Paragraph 1 of the Letter Agreement is hereby amended by replacing “$75,000,000” with “$37,500,000”.

2.	The parties hereto hereby agree to waive paragraph 2 of the Letter Agreement for purposes of the Assignment Agreement.

3.

For the avoidance of doubt, following the Assignment Agreement and this Amendment, the Purchasers shall be have the right under the Optional Share Purchase Agreement (subject to the Letter Agreement, as amended by this Amendment) to purchase Optional Shares in the aggregate amount of $37,500,000.

4.	Except as expressly modified by this Amendment, all provisions of the Letter Agreement remain in full force and effect, unamended.

5.	This Amendment may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

6.

This Amendment may be executed in any number of original or facsimile counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.

This Amendment, and all actions or causes of action based upon, arising out of, or related to this Amendment or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the internal substantive Laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Any action based upon, arising out of or related to this Amendment or the transactions contemplated hereby shall be brought in the Delaware Court of Chancery, and if the Delaware Court of Chancery does not have or take jurisdiction over such action, any other federal or state courts located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the action shall be heard and determined only in any such court, and agrees not to bring any action arising out of or relating to this Amendment or the transactions contemplated hereby in any other court. Each of the parties hereto hereby agrees that service of process will be validly effected by sending notice in accordance with Section 9 of the Letter Agreement. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

2

Sincerely,

PURCHASERS:

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

By:	Starboard Value LP, its investment manager

By:	/s/ Kenneth R. Marlin

Name:	Kenneth R. Marlin
Title:	Authorized Signatory

Address for	777 Third Avenue, 18th Floor,
Notices:	New York, New York 10017

STARBOARD VALUE AND OPPORTUNITY S LLC

By:	Starboard Value LP, its manager

By:	/s/ Kenneth R. Marlin

Name:	Kenneth R. Marlin
Title:	Authorized Signatory

Address for	777 Third Avenue, 18th Floor,
Notices:	New York, New York 10017

STARBOARD VALUE LP, in its capacity as the investment manager of a certain managed account

By:	Starboard Value GP LLC, its general partner

By:	/s/ Kenneth R. Marlin

Name:	Kenneth R. Marlin
Title:	Authorized Signatory

Address for	777 Third Avenue, 18th Floor,
Notices:	New York, New York 10017

[Signature Page to Amendment to Optional Share Letter Agreement]

STARBOARD VALUE AND OPPORTUNITY C LP

By:	Starboard Value R LP, its general partner

By:	/s/ Kenneth R. Marlin

Name:	Kenneth R. Marlin
Title:	Authorized Signatory

Address for	777 Third Avenue, 18th Floor,
Notices:	New York, New York 10017

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

By:	Starboard Value LP, its general partner

By:	/s/ Kenneth R. Marlin

Name:	Kenneth R. Marlin
Title:	Authorized Signatory

Address for	777 Third Avenue, 18th Floor,
Notices:	New York, New York 10017

STARBOARD X MASTER FUND LTD

By:	Starboard Value LP, its investment manager

By:	/s/ Kenneth R. Marlin

Name:	Kenneth R. Marlin
Title:	Authorized Signatory

Address for	777 Third Avenue, 18th Floor,
Notices:	New York, New York 10017

[Signature Page to Amendment to Optional Share Letter Agreement]

Acknowledged and Agreed:

CYXTERA TECHNOLOGIES, INC.

By:	/s/ Victor Semah
	Name:	Victor Semah
	Title:	Chief Legal Officer

[Signature Page to Amendment to Optional Share Letter Agreement]

The undersigned hereby consents to this Amendment:

SIS HOLDINGS LP

By:	SIS Holdings GP LLC, its general partner

By:	/s/ Victor Semah
	Name:	Victor Semah
	Title:	Chief Legal Officer

[Signature Page to Amendment to Optional Share Letter Agreement]